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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement Nos. 33-66738, 33-86946, 33-92878, 33-95050, 33-98170, 333-1632,
333-15655, 333-29431, 333-52417 and 333-58605 on Form S-8, Registration
Statement No. 333-41111 on Form S-3 and Registration Statement No. 333-03696 on Form S-4 of PETsMART, Inc. of our report dated March 16, 2001 relating to the financial statements of PETsMART.com, Inc. which appears on page F-4 of the PETsMART, Inc. Annual Report on Form 10-K for the year ended January 28, 2001.

PricewaterhouseCoopers LLP
Century City, California
April 30, 2001